Exhibit 99.1

BioSig Technologies, Inc. Announces New Appointments to its Now Fully Constituted Board of Directors, which is Comprised of 5 Board Members, 3 Independent

WESTPORT, CT, May 03, 2024 —BioSig Technologies, Inc. (NASDAQ: BSGM) or (“BioSig” or “the Company”), a medical technology company delivering unprecedented accuracy and precision to intra-cardiac signal visualization, today announced new appointments to its now fully constituted board of directors (the “Board”), which is comprised of a total of five (5) directors, three (3) of whom are classified as independent directors. The final compositions of the committees to the Board will be determined in the very near term.

Commenting on the newly assembled Board, BioSig’s CEO, Mr. Anthony Amato stated, “The Company is proud to introduce its new members on our Board, which includes talented individuals with years of experience across a broad array of industries and professions. The Board is now compliant with the rules and regulations that govern the standards acceptable to major U.S. Exchanges, including three (3) highly qualified independent directors, and I am confident that our directors will uphold their strategic, financial, and managerial responsibilities to the Company. BioSig continues to realize important and meaningful progress and is working with great urgency to create lasting shareholder value.”

Board Member #1, Anthony Amato, CEO

Mr. Anthony Amato is a business leader and entrepreneurial thinker with an intuitive ability to rapidly assess challenges and identify growth opportunities. He quickly sees organizational vision and understands goals, taking appropriate ownership and action required to guide the team, achieving aggressive targets and performance levels. Anthony has hands-on executive skills at engaging and influencing key stakeholders to not only grow business but also to optimize profits.

Anthony founded InQuest Science in March 2017 and then acquired Bridge Associates International Pharmaceutical Consulting in March 2020. He is the former director of Sales for Mesa Labs (MLAB) in Denver CO, a Nasdaq listed corporation that specializes in providing quality control products and services to ensure the safety and efficacy of equipment used in hospitals, pharmaceutical, medical device manufacturers, blood banks, laboratories, pharmacies, and industrial facilities.

In July of 1999 he founded Amega Scientific Corporation. He grew the company from a startup operation to a worldwide industry leader. Anthony developed and managed a staff with multiple North American offices, establishing R&D, production, logistics, administration, and sales. Clients included pharmaceutical, biotech, hospitals, government facilities, and research universities. Amega Scientific was a leading innovator for the Environmental Monitoring System industry. Amega Scientific was an ISO 17025 corporation instituting GXP requirements. Amega Scientific was acquired by Mesa Labs in November 2013.

Mr. Amato graduated from Glassboro State College (New Jersey) in 1989, with a dual degree in business management and finance. Mr. Amato’s outstanding interpersonal, business development, team building, and management skills make him an asset to the Company’s board of directors.

Board Member #2, Chris Baer

Mr. Chris Baer brings more than 25 years of commercial experience in the medical device space across both large publicly held and smaller privately held organizations. He currently serves as the Chief Commercial Officer at CDL Nuclear Technologies. He started in this role in April 2022 and prior to that from June 2019 to April 2022 he served as the vice president of commercial operations at Impulse Dynamics. He also held several commercial leadership roles in the cardiac rhythm management and electrophysiology space including Vice President and general manager at St. Jude Medical / Abbott. Mr. Baer holds a pharmacy degree from The University of Pittsburgh. Mr. Baer’s extensive experience in the electrophysiology medical device space makes him a valuable member of our Board.

Director #3, Frederick D. Hrkac

Mr. Frederick D. Hrkac has more than 30 years of experience in the medical device industry as an Executive and Corporate Board Director. He currently serves on the Board of Serres in Helsinki, Finland since September 2018, and Spineart in Geneva, Switzerland as chairman of the Board since August 2017. In 2017, he served as senior vice president corporate development and from 2014-2016 served a senior vice president of global commercial operations of Biosensors International. From 2009-2011, Mr. Hrkac served as Europe, Middle East & Africa president of Boston Scientific where he was responsible for close to $2 billion of sales. From 2005-2009, Mr. Hrkac was an executive of Sorin Group CRM, Paris, France. And, from November 1990-April 2005 he lived in 6 different countries working as an executive for Johnson & Johnson including Biosense Webster, a Johnson & Johnson company having laid the groundwork strategically for the most successful J&J division of the last 20 years with sales growing from a few hundred million dollars to several billion dollars. Mr. Hrkac holds an Honors Bachelor of Business Administration from the Wilfrid Laurier University, Waterloo, Ontario Canada. Mr. Hrkac brings extensive expertise in global marketing and strategic business development, making him a valuable resource for our Board.

Director #4, Steven E. Abelman

Mr. Steven E. Abelman has more than 30 years of commercial litigation experience and currently serves as a shareholder for Brownstein Hyatt Farber Schreck in Denver, CO. Mr. Abelman is a trusted advisor and trial counsel to banks, lending institutions and a variety of organizations and recognized by his peers for his expertise at the intersection of litigation and transactional law. Yearly recognized as a top bankruptcy attorney, Mr. Abelman has been a frequent lecturer on bankruptcy and creditors’ rights topics, and combines sage advice, objective counsel with effective advocacy. The combination of over 30 years of handling loan workouts and dissolutions provide him with unique transactional aptitude for a commercial litigator. He serves as a trusted advisor and trial counsel to many banks and other lending institutions, as well as to businesses of various sizes.

Mr. Abelman is especially known for his success in representing creditors in large commercial bankruptcy cases, receiverships, and foreclosures, defending banks in lender liability cases, and representing both debtors and creditors in workout scenarios and distressed asset sales. He also represents parties regarding UCC matters and equipment lessors. Mr. Abelman graduated with a J.D. in 1984 from Whittier College Law School and a B.S. in 1979 from University of Chicago; was admitted to the U.S. Supreme Court, U.S. District Court, District of Colorado in 1984. Mr. Abelman’s extensive legal experience makes him an asset to the Board.

Director #5, Donald F. Browne, C.P.A.

Mr. Donald F. Browne, C.P.A. is a graduate of La Salle College, 1972, with a B.S. in Accounting and later became licensed as a Certified Public Accountant from the State of New Jersey in 1980. Mr. Browne’s career has included being employed as a Divisional Controller of Caddy Corporation of America and a Controller for Full Line Foods, Inc.

In 1990, Mr. Browne’s career then transitioned to public accounting, a field in which he launched his own firm (which he continues to run and operate). Mr. Browne specializes in business accounting, including financial and tax reporting for businesses of several different industries and professions; concentrations in Federal and State tax audits. Mr. Browne’s tax and financial expertise makes him a valuable asset to our Board.

About BioSig Technologies, Inc. (NASDAQ: BSGM)

BioSig Technologies is a medical technology company focused on deciphering the body’s electrical signals, starting with heart rhythms. By leveraging a first of its kind combination of hardware and software, we deliver unprecedented cardiac signal clarity, ending the reliance on ‘mixed signals’ and ‘reading between the lines.’ Our platform technology is addressing some of healthcare’s biggest challenges—saving time, saving costs, and saving lives.

The Company’s product, the PURE EP™ Platform, an FDA 510(k) cleared non-invasive class II device, provides superior, real-time signal visualization allowing physicians to perform highly targeted cardiac ablation procedures with increased procedural efficiency and efficacy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) BioSig’s ability to regain compliance with and meet the continued listing requirements of the Nasdaq Capital Market to maintain listing of its common stock; (ii) our cost reduction plan and associated workforce reduction or other cost-saving measures not reaching the targeted reduction of cash burn by 50%; (iii) the geographic, social, and economic impact of pandemics or worldwide health issues on BioSig’s ability to conduct its business and raise capital in the future when needed; (iv) BioSig’s inability to manufacture its products and product candidates on a commercial scale on its own, or in collaboration with third parties; (v) difficulties in obtaining financing on commercially reasonable terms; (vi) changes in the size and nature of BioSig’s competition; (vii) loss of one or more key executives or scientists; and (viii) difficulties in securing regulatory approval to market BioSig’s products and product candidates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause BioSig’s actual results to differ from those contained in forward-looking statements, see BioSig’s filings with the Securities and Exchange Commission (“SEC”), including the section titled “Risk Factors” in BioSig’s Annual Report on Form 10-K, filed with the SEC on April 16, 2024. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Todd Adler

BioSig Technologies, Inc.

Investor Relations

55 Greens Farms Westport, CT 06880

Email: tadler@biosigtech.com

Tel. 203-409-5444, x104

Or

Anthony Amato, Chief Executive Officer

Email: aamato@biosigtech.com

Tel. 203-409-5444 ext. 102